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                                                                       EXHIBIT 5




                     [WILMER, CUTLER & PICKERING LETTERHEAD]



                                 June 19, 1997





                  Re:      Metrocall, Inc. 1996 Stock Option Plan

Ladies and Gentlemen:

                  We have acted as counsel to Metrocall, Inc., a Delaware corporation (the "Company"), in connection with the preparation by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 2,016,000 shares of common stock, $.01 par value per share (the "Shares") of the Company issuable upon exercise of options ("Options") issuable pursuant to the Metrocall, Inc. 1996 Stock Option Plan, as amended, (the "Plan"), and 468,904 Variable Common Rights ("VCRs") issuable with respect to certain of the Options.

                  For purposes of this opinion, we have examined the following documents:

1.                An executed copy of the Form S-8;

2. A copy of the Plan, as certified by the Secretary of the Company on June 19, 1997 as then being complete, accurate, and in effect;

3. A copy of the Variable Common Rights Agreement between Metrocall, Inc. and First Union National Bank of Virginia, Rights Agent, dated as of November 15, 1996 (the "VCR Agreement");

4. A copy of the document disclosing material information to option holders prepared in connection with the Form S-8;

5. A copy of the Amended and Restated Certificate of Incorporation and Bylaws of the Company, as certified by Secretary of the Company on as then being complete, accurate and in effect.

6. The minutes of the meeting of the Board of Directors of April 5, 1996, approving the Plan, as certified by Secretary of the Company on as then being complete, accurate and in effect.
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Metrocall, Inc.
June 19, 1997
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7.                A copy of the Resolutions of the Board of Directors approving the amendments to the Plan, as certified by the Secretary of the Company on June 19, 1997 as then being complete, accurate and in effect;

8. A copy of the Resolutions of the Board of Directors approving the VCR Agreement, as certified by the Secretary of the Company on June 19, 1997 as then being complete, accurate and in effect;

9.                A certificate executed by the Secretary of the Company dated .

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the accuracy of the foregoing certifications, on which we are relying, and have made no independent investigation thereof.

                  We are members of the Bar of the District of Columbia and the State of Maryland and do not hold ourselves out as being experts in the law of any other state. This opinion is limited to the laws of the United States and the General Corporation Law of Delaware. Although we do not hold ourselves out as being experts in the laws of Delaware, we have made an independent investigation of such laws to the extent necessary to render our opinion. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

                  Based upon, subject to, and limited by the foregoing, we are of the opinion that:

1. the issuance of Shares in accordance with the terms of Plan has been lawfully and duly authorized;

2. the issuance of Options in accordance with the terms of the Plan has been lawfully and duly authorized;

3. the issuance of VCRs upon exercise of Options providing for the issuance of VCRs has been lawfully and duly authorized;

4. when the Shares have been issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable; and

5. when the VCRs are issued and delivered upon exercise of Options providing for the issuance of VCRs in accordance with the terms of such Options, the VCRs will be legally issued, fully paid and nonassessable.


                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with
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Metrocall, Inc.
June 19, 1997
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the filing of the Form S-8 on June 19, 1997, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Form S-8. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.

                                             Sincerely,

                                             WILMER, CUTLER & PICKERING


                                                   /s/ Thomas W. White
                                             By:  ________________________

                                                    Thomas W. White ,a partner